UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Forgent Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATTENTION Asure Stockholder

VOTE THE WHITE PROXY CARD TODAY

Open now: Important information about your investment

Dear Fellow Stockholder:

As Asure’s Annual Meeting of Stockholders approaches on August 28, 2009, you have the opportunity to support the Asure team that has delivered for stockholders.

Working together, Asure’s current Board of Directors and Management team have ensured Asure’s continued success and implemented Asure’s clear strategy, which focuses on achieving growth in revenue and profitability while improving efficiency of resources.

VOTE today using the WHITE card FOR Asure’s continued success or call to cast your VOTE today at 800-248-7558.

You’ve recently received a Stockholders Information Packet containing important documents regarding the upcoming Annual Meeting of Stockholders. Within the packet is a WHITE proxy card as well as instructions and more information regarding the vote. Because Asure’s continued success and growth are important to your investment, we urge you to VOTE by signing and mailing the WHITE proxy card today. Please remember that only your latest dated proxy card counts.

The current Board of Directors has completely transformed Asure in the past six years
- and its growth strategy is working.

Your current Board of Directors and Management team have been completely transparent about their ambitious, long-term growth plan for the Company. More importantly, it is clear to us that this strategy is working. Since 2007, Asure’s board has worked to increase revenue by more than 150%, improve margins, and operate more efficiently by reducing our workforce by 51%. We strongly urge you to show your support for the Board by promptly returning the WHITE proxy card sent to you by the Company and voting FOR each of the Board’s director nominees — Richard J. Agnich, Nancy L. Harris, Lou Mazzucchelli, Ray R. Miles, Richard N. Snyder and James H. Wells — and in favor of the other proposals listed on the card.

On behalf of Asure’s Board of Directors, thank you for your continued support and interest in Asure Software.

Sincerely,

Nancy L. Harris

President, Chief Executive Officer and Director

The facts speak for themselves.

In the past six years, the current Board of Directors and Management team have successfully integrated two acquisitions — NetSimplicity and iEmployee — that serve high-growth, high-margin markets. During this transformation, we have also reduced the Company’s expenses by 93% and, despite the recent harsh macroeconomic environment, we have reported solid financial and operational results in recent quarters.

Revenue has grown from $3M to $7.6M in 2009*.

Margins have improved from 76% to 80% in 2009*.

Our workforce has decreased from 190 in 2007 to 97 today.

*For the 9 months ending 4/30/07 and 4/30/09 respectively

Our vision is unchanged: Asure’s current leadership has put the company on track to be the leading provider of on-demand workforce management software solutions to the small and mid-sized business market.

The choice is clear: VOTE with the WHITE proxy card today FOR Asure’s current leadership and ensure the Company’s long-term, continued success.

Important Information:

Asure, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from Asure’s stockholders in connection with Asure’s 2009 Annual Meeting on August 28, 2009.

VOTE today FOR Asure’s continued success

Use the WHITE proxy card

or call at 800-248-7558.

Important Information

Forgent Networks, Inc. filed a definitive Proxy Statement with the Securities and Exchange Commission on July 17, 2009, in connection with Company’s Annual Meeting of Stockholders to be held on August 28, 2009.   Stockholders are strongly advised to read the Proxy Statement carefully, as it contains important information.   The Company and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the Annual Meeting of Stockholders. Information concerning such participants is available in the Company’s Proxy Statement.  Stockholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents the Company files with or furnishes to the Securities and Exchange Commission in connection with the Annual Meeting of Stockholders through the Securities and Exchange Commission’s website at www.sec.gov and through the Company’s website at www.asuresoftware.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company’s securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.